UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 29, 2014
___________________________________________________
Date of Report (Date of earliest event reported)

DANE EXPLORATION INC.
_____________________________________________________
 (Exact name of registrant as specified in its charter)

N/A
_____________________________________________________
 (Former name or former address if changed since last report)

NEVADA	000-54854	98-0654981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 McLeod Trail East - #5178 Bellingham, Washington	98226
(Address of principal executive offices)	(Zip Code)

(866) 676-7678
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 29, 2014, Dane Exploration Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Portus Holdings Inc. (“Portus”), Dane Acquisition Corp. (“Dane Sub”), a wholly owned subsidiary of the Company, and David Christie, the sole executive officer, director and principal shareholder of Dane.  Under the terms of the Asset Purchase Agreement, Portus has agreed to sell the assets that comprise its “Portus Cloud” business to Dane (the “Acquisition”) and, in consideration of which, Dane will issue 50,000,000 shares of its Common Stock to Portus.  In consideration of Portus selling its Portus Cloud business to Dane, David Christie has agreed to surrender for cancellation 49,800,000 shares of Common Stock held by him.

On closing of the Asset Purchase Agreement, Mr. Christie will resign as the sole executive officer and director of the Company and will be replaced by G. Dale Murray, II.

Closing of the Acquisition is subject to a number of conditions including, but not limited to, delivery of the Portus financial statements to the Company.  The closing of the Asset Purchase Agreement is expected to occur prior to February 12, 2014.

The above summary is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01       FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit Number	Description of Exhibit
10.1	Asset Purchase Agreement dated January 29, 2014 between Dane Exploration Inc., Portus Holdings Inc., Dane Acquisition Corp and David Christie.

99.1	News Release dated January 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANE EXPLORATION INC.
Date: January 30, 2014
	By:	/s/ David Christie
David Christie
Chief Executive Officer, Chief Financial Officer, President
Secretary, Treasurer and Director